BERRY PLASTICS GROUP, INC.
LIST OF SUBSIDIARIES

AeroCon, LLC
Aspen Industrial S.A. de C.V.
Berry Plastics (Australia) Pty Ltd.
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition Corporation XV, LLC
Berry Plastics Acquisition Corporation XVI
Berry Plastics Acquisition LLC II
Berry Plastics Acquisition LLC X
Berry Plastics Asia Pacific Limited
Berry Plastics Asia Pte. Ltd.
Berry Plastics Beheer B.V.
Berry Plastics Canada, Inc.
Berry Plastics Canada Holdings, LLC
Berry Global, Inc.
Berry Plastics de Mexico, S. de R.L. de C.V.
Berry Plastics Design, LLC
Berry Global Dutch Holding BV
Berry Plastics Escrow Corporation
Berry Plastics Escrow, LLC
Berry Plastics Filmco, Inc.
Berry Plastics France Holdings SAS
Berry Plastics GmbH
Berry Global Group, Inc.
Berry Plastics Holding GmbH & Co. KG
Berry Plastics Hong Kong Limited
Berry Plastics IK, LLC
Berry Plastics International B.V.
Berry Plastics International C.V.
Berry Plastics International GmbH
Berry Plastics International, LLC
Berry Plastics Malaysia SDN BHD
Berry Plastics Opco, Inc.
Berry Plastics Qingdao Limited
Berry Plastics SP, Inc.
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
BP Parallel, LLC
BPRex Brazil Holding Inc.
BPRex Closure Systems, LLC
BPRex Closures and Packaging Services Ltd.
BPRex Closures Kentucky Inc.
BPRex Closures, LLC
BPRex de Mexico S.A. de R.L. de CV
BPRex Delta Inc.
BPRex Healthcare Brookville Inc.
BPRex Healthcare Offranville
BPRex Healthcare Packaging, Inc.
BPRex Partipacoes Ltda
BPRex Plastic Packaging (India) Limited

BPRex Plastic Packaging de Mexico S.A. de C.V.
BPRex Plastic Packaging, Inc.
BPRex Plastic Services Company Inc.
BPRex Plasticos Do Brasil Ltda
BPRex Product Design & Engineering Inc.
BPRex Singapore Pte. Ltd.
BPRex Specialty Products Puerto Rico Inc.
Caplas LLC
Caplas Neptune, LLC
Captive Plastics Holdings, LLC
Captive Plastics, LLC
Cardinal Packaging, Inc.
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
CPI Holding Corporation
CSM Mexico SPV LLC
Dongguan First First Packaging Co. Limited
Fortunes Best Trading Limited
Frans Nooren Afdichtingssystemen B.V.
Genius World Holding Ltd
Grafco Industries Limited Partnership
Grupo de Servicios Berpla, S. de R.L. de C.V.
Jacinto Mexico, S.A. de C.V.
Kerr Group, LLC
Knight Plastics, LLC
Packerware, LLC
Pescor, Inc.
Pfizer Investment Ltd
Pliant Corporation International
Pliant de Mexico S.A. de C.V.
Pliant, LLC
Poly-Seal, LLC
Prime Label & Screen Incorporated
Rafypak, S.A. de C.V.
BPREX Pharma Packaging India Private Limited
Rollpak Corporation
Saffron Acquisition, LLC
Seal for Life India Private Limited
Seal for Life Industries Beta LLC
Seal for Life Industries BVBA
Seal for Life Industries Tijuana LLC
Seal for Life Industries, LLC
Seal for Life Technologies & Services B.V.
Setco, LLC
Stopaq B.V.
Stopaq Saudi Factory LLC
Sun Coast Industries, LLC
Tyco Acquisition Alpha LLC
Dongguan United Packaging Co., Limited
Jiagmen United Packaging Co., Limited
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Venture Packaging Midwest, Inc.
Venture Packaging, Inc.
159422 Canada Inc.
AVINTIV Inc.
AVINTIV Acquisition Corporation

AVINTIV Specialty Materials, Inc.
Boddington International Limited
Bonlam, S.A. DE C.V.
Bonlam Holdings B.V.
Chicopee, Inc.
Chicopee Asia, Limited
Chicopee Holdings B.V.
Chicopee Holdings C.V.
Companhai Providencia Industria e Comercio
Cordustex Manufacturing (PTY) Limited
Cordustex (PTY) Limited
DT Acquisition Inc.
DIFCO Performance Fabrics, Inc.
Dominion Textile Inc.
Dominion Textile Mauritius Inc.
Dominion Textile (USA), LLC
Dounor SAS
Fabrene, LLC
Fabrene, Inc.
Fiberweb, LLC
Fiberweb Ltd.
Fiberweb Asia Pacific Limited
Fiberweb Berlin GmbH
Fiberweb France SAS
Fiberweb Geos, Inc.
Fiberweb Geosynthetiques Sarl
Fiberweb Geosynthetics Limited
Fiberweb Holdings Ltd
Fiberweb Holdings Deutschland GmbH
Fiberweb Italia SpA
Fiberweb Technical Fabrics (Shanghai) Company Limited
Fiberweb Terno D'Isola Srl
Fiberweb (Tianjin) Specialty Nonwovens Company Limited
Fiberweb UK Limited
Fiberweb US Holdings Limited
Geca-Tapes B.V.
Korma SpA
Nanhai Nanxin Non-Woven Co. Ltd
Old Hickory Steamworks, LLC
PGI Acquisition Limited
PGI Argentina S.A.
PGI Colombia LTDA
PGI Europe, Inc.
PGI France SAS
PGI France Holdings SAS
PGI Holdings BV

PGI Netherlands Holdings B.V.
PGI Netherlands Holdings (NO. 2) B.V.
PGI Nonwovens (Mauritius)
PGI Nonwovens B.V.
PGI Nonwovens Germany GmbH
PGI Nonwovens Limited
PGI Non-Woven (China) Co. Ltd
PGI Non-Woven (Foshan) Co. Ltd
PGI Polimeros Do Brazil S.A.
PGI Polymer, Inc.
PGI Spain S.L. U
Polymer Group Holdings C.V.
Pristine Brands Corporation
Providencia USA, Inc.
SCI Vertuquet
Terram Defencell Limited
Terram Limited
Terram Geosynthetics Private Limited
Tesalca Polska SP ZO.O
Tubex Limited
AEP Canada
AEP Industries
Berry Specialty Tapes, LLC
Seal for Life Industriest Mexico, S. de R.L. de C.V.